Exhibit 99.1

BSQUARE Reports Third Quarter 2011 Results

Quarter Includes Accretive Contribution from MPC Data Ltd. Acquisition

BELLEVUE, WA, November 10, 2011 – BSQUARE Corporation (NASDAQ: BSQR), a leading enabler of smart, connected devices, today announced financial results for the third quarter and nine months ended September 30, 2011. Total revenue for the quarter was $24.0 million, down 5% year-over-year, while total revenue for the nine months was $73.5 million, up 6% year-over-year. The Company generated a net loss for the quarter of $166,000, or $0.02 per share, down 118% year-over-year, while net income for the nine months was $39,000, or $0.00 per share, down 97% year-over-year. EBITDA for the quarter was $297,000, or $0.03 per share, down 80% year-over-year, while EBITDA for the nine months was $2.2 million, or $0.19 per share, down 34% year-over-year. The Company’s recently announced acquisition of MPC Data, which closed on September 11, 2011 contributed $333,000 of revenue for the quarter. MPC also contributed $118,000, or $0.01 per share, in net income and $140,000, or $0.01 per share, in EBITDA. The Company incurred $152,000 in transaction-related expenses which negatively affected the quarter.

Details as follows (unaudited, in 000’s except per share amounts):

	Three Months Ended			Nine Months Ended
	9/30/2011	9/30/2010	Inc/(Dec)	9/30/2011	9/30/2010	Inc/(Dec)
Revenue:
Third-party Software	$15,593	$18,031	-14%	$48,259	$45,359	6%
Engineering Services	7,008	6,213	13%	20,630	20,805	-1%
Proprietary Software	1,428	1,094	31%	4,570	3,024	51%

Total Revenue	24,029	25,338	-5%	73,459	69,188	6%

Total Gross Profit	4,804	5,041	-5%	15,161	13,999	8%
Gross Margins:
Third-party Software	15%	15%	0%	15%	14%	7%
Engineering Services	23%	24%	-4%	22%	23%	-4%
Proprietary Software	62%	83%	-25%	75%	85%	-12%

Total Gross Margin	20%	20%	0%	21%	20%	5%

Total Operating Expenses	5,282	4,046	-31%	15,220	11,872	-28%

Net Income (Loss)	$(166)	$936	-118%	$39	$1,469	-97%

Per Share-Diluted	$(0.02)	$0.09	-122%	$0.00	$0.14	-100%

EBITDA*	$297	$1,486	-80%	$2,225	$3,369	-34%

Per Share-Diluted	$0.03	$0.14	-79%	$0.19	$0.33	-42%

Cash and Investments**	$17,696	$21,494	-18%	$17,696	$21,494	-18%

Notes:

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004 | TOLL-FREE: 1.888.820.4500 | MAIN: 425.519.5900 | FAX: 425.519.5999 | www.bsquare.com

©2011 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names, as applicable, are trademarks or registered trademarks of their respective holders.

*	EBITDA = Earnings before interest, taxes, depreciation, amortization and stock compensation expense and is a non-GAAP measurement (reconciliation provided after financial statement tables).

**	Cash and Investments EoQ includes both short and long-term amounts (long-term at 9/30/11 = $1.0 million).

CEO Commentary on Business and Financial Results

Brian Crowley, chief executive officer of BSQUARE, commented on the current quarter results and business activity: “Over the last year, we have made numerous strategic investments to better position BSQUARE in the rapidly growing and evolving smart, connected devices marketplace. We believe we are making the right investments: growing our international sales footprint, expanding our Asia development capabilities and investing in our Handset Certification Platform. We are confident that the acquisition of MPC Data will provide a solid base of operations to drive European product and service sales, and MPC Data was immediately accretive in the quarter. We have more than doubled the size of our Asia engineering teams over the past few quarters, and the utilization of those engineers on billable projects is ramping up every week. Our Handset Certification Platform installation at China Mobile is up and running and we are still in discussion with a North American mobile network operator on starting a Handset Certification Platform trial this year. This incremental progress reinforces our confidence that we are on the right long-term strategic path. In the short term, these investments have meant incremental expense, but the revenue has not yet reached the level we need, leading to the disappointing results for this quarter.”

“In the near-term, we are focused on improved sales execution, particularly aligning our sales efforts to match the engineering resources we have on staff,” Crowley continued. “Improving our engineering utilization will help increase our service margins, which remain sub-optimal. As we scale our business, we will benefit from the larger, but more strategically relevant, infrastructure we have built in the last year. Overall, I am disappointed with this quarter’s results, but I remain optimistic about our overall business opportunities and believe we have a platform from which we can drive revenue growth and incremental profitability.”

Financial Commentary on Three Month Results

•

The decrease in third-party software sales, down $2.4 million, or 14%, was driven by lower purchasing volumes from several of the Company’s larger Microsoft® General Embedded licensing customers. These customers’ purchasing volumes declined in the first half of 2011 due to excess inventory levels but order volumes did improve sequentially;

•	The increase in service revenue, up $795,000 or 13%, was due to MPC Data, which contributed $330,000 in the quarter, and growth in North America;

•

The increase in proprietary software revenue, up $334,000, or 31%, was driven by a $440,000 increase in sales of lower-margin BSQUARE Development Platform products which, in turn, caused proprietary software gross margin to decline;

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004 | TOLL-FREE: 1.888.820.4500 | MAIN: 425.519.5900 | FAX: 425.519.5999 | www.bsquare.com

©2011 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names, as applicable, are trademarks or registered trademarks of their respective holders.

•	Service margin declined one percentage point despite a 13% increase in service revenue due primarily to a 5% decline in the realized rate per hour;

•

The increase in operating expenses, up $1.2 million, or 31%, was driven by the Company’s international expansion, incremental MPC Data costs of $66,000, transaction-related expenses of $152,000 and additional stock compensation expense of $302,000, or $0.03 per share; and

•

Quarter-end cash and investments of $17.7 million, including long-term amounts, were down $5.5 million compared to June 30, 2011, and $3.8 million year-over-year. During the quarter, the Company paid $4.8 million in purchase price consideration related to the MPC Data acquisition and also incurred the transaction expenses noted earlier. Additionally, subsequent to quarter-end, the Company paid $1.4 million in additional purchase price consideration under the terms of the stock purchase agreement. DSO increased to 59 days in Q3 compared to 52 in Q2, excluding the effect of MPC Data.

Outlook

The Company currently has the following expectations for Q4 as compared to the current quarter:

•

Total revenue is expected to be in the range of $24 million to $26 million. Third-party software sales and proprietary software sales are expected to be flat to up slightly, whereas service revenue is expected to increase as a result of the full-quarter effect of the MPC Data acquisition and growth in North America;

•	Bottom-line profitability and EBITDA are expected to improve; and

•	Cash and investments are projected to increase by approximately $1.0 million despite the additional MPC Data purchase price consideration paid in Q4.

Conference Call

Management will host a conference call today, November 10, 2011, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). To access the call dial 1-877-941-4775, or 1-480-629-9761 for international callers, and reference “BSQUARE Corporation Third Quarter 2011 Earnings Conference Call.” A replay will be available for one week following the call by dialing 1-877-870-5176, or 1-858-384-5517 for international callers; reference pin number 4484046. A live and replay Audiocast of the call will be available at www.bsquare.com in the investor relations section.

About BSQUARE

BSQUARE is an industry leader with a proven track record in providing production-ready software products, engineering services, solutions and automated testing for smart, connected devices. With deep technical knowledge of mobile and embedded technologies, BSQUARE enables device makers to develop and ship best in class products. Since 1994, BSQUARE has provided satisfied customers with innovative software solutions allowing them to get to market faster with reduced risk and cost. For more information, visit www.bsquare.com.

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004 | TOLL-FREE: 1.888.820.4500 | MAIN: 425.519.5900 | FAX: 425.519.5999 | www.bsquare.com

©2011 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names, as applicable, are trademarks or registered trademarks of their respective holders.

BSQUARE is a registered trademark of BSQUARE Corporation. All other product and company names herein may be trademarks of their respective owners.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to our projected financial results, including but not limited to, forecasts for revenue, margins, profitability, cash, investments, and potential impairments, or future and potential sales or projects and expectations with respect to specific customers, geographies or products. All of the statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from such statements. There can be no assurance that forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include: whether we are able to maintain our existing favorable relationships with Microsoft Corporation and Ford Motor Company; risks, uncertainties and changes in financial condition; our ability to execute our product and sales strategies for TestQuest, HCP, and other products and services; intellectual property risks; and risks associated with our international expansion, acquisition integration and ongoing operations. Therefore, all forward-looking statements should be considered in light of various important factors including, but not limited to, the risks and uncertainties listed above. Except as required by law, we make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to our most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission for other important risk factors that could cause actual results to differ materially from those indicated in any forward-looking statements.

Company Contact:	Investor Contact:
Scott Mahan, CFO	Brett Maas
BSQUARE Corporation	Hayden IR
425.519.5900	646.536.7331
investorrelations@bsquare.com	brett@haydenir.com

# # #

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004 | TOLL-FREE: 1.888.820.4500 | MAIN: 425.519.5900 | FAX: 425.519.5999 | www.bsquare.com

©2011 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names, as applicable, are trademarks or registered trademarks of their respective holders.

BSQUARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	September 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,053	$10,814
Short-term investments	7,652	11,329
Accounts receivable, net of allowance for doubtful accounts of $288 at September 30, 2011 and $290 at December 31, 2010	16,476	14,128
Deferred tax assets	145	145
Prepaid expenses and other current assets	1,037	403

Total current assets	34,363	36,819
Long-term investment	116	122
Equipment, furniture and leasehold improvements, net	946	653
Intangible assets, net	2,064	1,049
Restricted cash	875	875
Deferred tax assets	2,495	2,495
Goodwill	3,989	—
Other non-current assets	91	83

Total assets	$44,939	$42,096

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Third-party software fees payable	$10,101	$11,132
Accounts payable	373	261
Accrued compensation	2,062	2,497
Other accrued expenses and liabilities	3,949	1,467
Deferred revenue	984	1,417

Total current liabilities	17,469	16,774
Deferred rent	187	240
Long-term tax liability	368	—
Shareholders’ equity:
Preferred stock, no par value: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value: 37,500,000 shares authorized; 10,698,230 shares issued and outstanding at September 30, 2011 and 10,415,541 shares issued and outstanding at December 31, 2010	126,682	124,716
Accumulated other comprehensive loss	(617)	(445)
Accumulated deficit	(99,150)	(99,189)

Total shareholders’ equity	26,915	25,082

Total liabilities and shareholders’ equity	$44,939	$42,096

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004 | TOLL-FREE: 1.888.820.4500 | MAIN: 425.519.5900 | FAX: 425.519.5999 | www.bsquare.com

©2011 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names, as applicable, are trademarks or registered trademarks of their respective holders.

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue:
Software	$17,021	$19,125	$52,829	$48,383
Service	7,008	6,213	20,630	20,805

Total revenue	24,029	25,338	73,459	69,188

Cost of revenue:
Software	13,856	15,588	42,233	39,265
Service	5,369	4,709	16,065	15,924

Total cost of revenue	19,225	20,297	58,298	55,189

Gross profit	4,804	5,041	15,161	13,999
Operating expenses:
Selling, general and administrative	4,332	3,280	12,371	9,397
Research and development	950	766	2,849	2,475

Total operating expenses	5,282	4,046	15,220	11,872

Income (loss) from operations	(478)	995	(59)	2,127
Other income (expense)	43	16	85	(477)

Income (loss) before income taxes	(435)	1,011	26	1,650
Income tax benefit (expense)	269	(75)	13	(181)

Net income (loss)	$(166)	$936	$39	$1,469

Basic income (loss) per share	$(0.02)	$0.09	$0.00	$0.14

Diluted income (loss) per share	$(0.02)	$0.09	$0.00	$0.14

Shares used in calculation of income per share:
Basic	10,610	10,196	10,578	10,160

Diluted	10,610	10,390	11,780	10,340

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004 | TOLL-FREE: 1.888.820.4500 | MAIN: 425.519.5900 | FAX: 425.519.5999 | www.bsquare.com

©2011 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names, as applicable, are trademarks or registered trademarks of their respective holders.

BSQUARE CORPORATION

NON-GAAP INFORMATION AND RECONCILIATION TO COMPARABLE GAAP FINANCIAL MEASURES

(In thousands, except per share amounts) (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
EBITDA:
Net income (loss) as reported	$(166)	$936	$39	$1,469
Income tax expense (benefit)	(269)	75	(13)	181
Other income (expense)	(43)	(16)	(85)	477
Depreciation and amortization	197	215	599	688
Stock-based compensation expense	578	276	1,685	554

EBITDA (1)	$297	$1,486	$2,225	$3,369

EBITDA per diluted share	$0.03	$0.14	$0.19	$0.33

Diluted Shares	10,610	10,390	11,780	10,340

(1)	EBITDA is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. EBITDA is defined as net income (loss) before income taxes, interest income, depreciation and amortization, and stock-based compensation. EBITDA should not be construed as a substitute for net income (loss) or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as EBITDA is not defined by GAAP. However, management believes that EBITDA provides meaningful additional information about our performance and regards EBITDA as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow.

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004 | TOLL-FREE: 1.888.820.4500 | MAIN: 425.519.5900 | FAX: 425.519.5999 | www.bsquare.com

©2011 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names, as applicable, are trademarks or registered trademarks of their respective holders.